As filed with the Securities and Exchange Commission on May 13, 2021

Registration No. 333-249439

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ranpak Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	98-1377160
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7990 Auburn Road,
Concord Township, OH 44077
(440) 354-4445

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William Drew

Chief Financial Officer
7990 Auburn Road
Concord Township, OH 44077
(440) 354-4445

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

John B. Meade, Esq.

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this registration statement is being filed as a combined prospectus with respect to (i) the shares of Class A common stock offered by the registrant in an amount up to $40,000,000 in aggregate offering price remaining unsold under the registration statement on Form S-3 File No. 333-232105, filed on June 13, 2019 as amended on July 25, 2019 (the “First Registration Statement”), and the unsold shares of Class A common stock registered for resale by the selling security holders named in the First Registration Statement and (ii) the shares of Class A common stock offered by the registrant in an amount up to $150,000,000 in aggregate offering price remaining unsold under registration statement on Form S-3 File No. 333-249439, filed on October 13, 2020 (the “Second Registration Statement”). Though the combined prospectus filed as part of this registration statement updates the prospectus filed as part of the First Registration Statement and the prospectus filed as part of the Second Registration Statement, no additional securities are being registered by this registration statement.

Pursuant to Rule 429, this post-effective amendment to the Second Registration Statement also constitutes Post-Effective Amendment No. 1 to the First Registration Statement. Such post-effective amendment to the First Registration Statement will become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(a) of the Securities Act and Rule 429.

All filing fees payable in connection with the registration of the shares of Class A common stock covered by this registration statement were paid by the registrant at the time of the initial filings of each of the First Registration Statement and the Second Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the selling security holders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED May 13, 2021

Preliminary Prospectus

Ranpak Holdings Corp.

$190,000,000 in Shares of Class A Common Stock

33,564,624 shares of Class A Common Stock

This prospectus relates to the offer and sale from time to time by us of shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), in one or more offerings of up to $190,000,000 in aggregate offering price.

This prospectus also relates to the resale from time to time by the selling security holders named in this prospectus or their permitted transferees (the “selling security holders”) of up to 33,564,624 shares of Class A common stock. The shares of Class A common stock covered by this prospectus that may be offered and sold by the selling security holders include (i) shares issued in private placements to certain accredited investors upon the consummation of the acquisition of all outstanding and issued equity interests of Rack Holdings, Inc. pursuant to a stock purchase agreement on June 3, 2019 (the (“business combination”) pursuant to forward purchase agreements (the “forward purchase shares”), subscription agreements (the “subscription shares”) and the warrant exchange agreement, (ii) shares issued upon conversion of the Company’s outstanding Class B common stock at the closing of the business combination to One Madison Group LLC (the “Sponsor”) and certain other investors, including the Company’s executive officers, (iii) shares which were converted at the holder’s election from outstanding shares of Class C common stock (as defined below) issued to certain accredited investors at the closing of the business combination.

We and the selling security holders may sell the securities covered by this prospectus in a number of different ways and at varying prices. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

We will receive proceeds from the issuance and sale of our Class A common stock. We will not receive any of the proceeds from the sale of the securities by the selling security holders. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

Our Class A common stock trades on the NYSE under the symbols “PACK”. On May 12, 2021, the closing price of the Class A common stock was $18.93 per share.

Investing in these securities involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 3 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2021

i

ABOUT THIS PROSPECTUS

Pursuant to Rule 429 under the Securities Act, this prospectus is being filed as a combined prospectus with respect to (i) the shares of Class A common stock offered by the registrant in an amount up to $40,000,000 in aggregate offering price remaining unsold under the registration statement on Form S-3 File No. 333-232105, filed on June 13, 2019, as amended on July 25, 2019 (the “First Registration Statement”), and the unsold shares of Class A common stock registered for resale by the selling security holders named in the First Registration Statement and (ii) the shares of Class A common stock offered by the registrant in an amount up to $150,000,000 in aggregate offering price remaining unsold under registration statement on Form S-3 File No. 333-249439, filed on October 13, 2020 (the “Second Registration Statement”). As such, the Company may, from time to time as described in the section entitled “Plan of Distribution,” offer and sell of shares of Class A common stock in one or more offerings of up to $190,000,000 in aggregate offering price. The selling security holders named in this prospectus may, from time to time as described in the section entitled “Plan of Distribution,” offer and resell the shares of Class A common stock described in this prospectus in one or more offerings.

Neither we nor the selling security holders have authorized anyone to provide you with information that differs from the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling security holders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

To the extent required, we and the selling security holders, as applicable, will deliver a prospectus supplement with this prospectus to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.”

Unless the context indicates otherwise, the terms “Ranpak,” “Company,” “we,” “us” and “our” refer to Ranpak Holdings Corp., a Delaware corporation.

ii

Cautionary Note Regarding Forward-Looking Statements

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to:

•	our inability to secure a sufficient supply of paper to meet our production requirements;

•	the impact of the price of kraft paper on our results of operations;

•	our reliance on third party suppliers;

•	the COVID-19 pandemic and associated response;

•	the high degree of competition in the markets in which we operate;

•	consumer sensitivity to increases in the prices of our products;

•	changes in consumer preferences with respect to paper products generally;

•	continued consolidation in the markets in which we operate;

•	the loss of significant end-users of our products or a large group of such end-users;

•	our failure to develop new products that meet our sales or margin expectations;

•	our future operating results fluctuating, failing to match performance or to meet expectations;

•	our ability to fulfill our public company obligations; and

•	other risks and uncertainties described in this prospectus under “Risk Factors” and any updates to those risk factors or new risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) and our subsequent Annual Reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, that we incorporate by reference herein.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise. Forward-looking statements speak only as of the date they were made. Except as may be required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

iii

Summary

This summary highlights selected information and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference.”

Ranpak Holdings Corp.

Ranpak is a leading provider of environmentally sustainable, systems-based, product protection solutions for e-commerce and industrial supply chains. Since inception in 1972, we have delivered high quality protective packaging solutions, while maintaining commitment to environmental sustainability.

We assemble our protective packaging systems and provides the systems and paper consumables to customers, which include direct end-users and its network of exclusive paper packaging solution distributors, who in turn place the systems with and sell paper to commercial and industrial users for the conversion of paper into packaging materials. We operate manufacturing facilities in Concord Township, Ohio; Kansas City, Missouri; Raleigh, North Carolina; and Reno, Nevada in the United States, in Heerlen, the Netherlands and Nyrany, Czech Republic. We have a dedicated Ranpak Automation facility in Kerkrade, the Netherlands and an automation research and development facility in Christiansburg, Virginia. We also maintain sales and administrative offices in Shanghai, China; Laoshan, China; Paris, France; Tokyo, Japan; and Singapore.

Additional Information

Our principal executive offices are located at 7990 Auburn Road, Concord Township, OH 44077, and our telephone number is (440) 354-4445. We maintain a website at www.ranpak.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

The Offering

Issuer	Ranpak Holdings Corp.

Shares of Class A common stock that may be offered and sold from time to time by us	Shares in an amount up to $190,000,000 in aggregate offering price

Securities that may be offered and sold from time to time by the selling security holders named herein	33,564,624

Use of proceeds

We would receive up to an aggregate of $190 million from the issuance and sale of Class A common stock by us, less any underwriting discounts and commissions, if underwriters are used, and expenses.

We expect to use the net proceeds from the issuance and sale of Class A common stock by us for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from issuance and sale of common stock. See “Use of Proceeds.”

All of the shares of Class A common stock offered by the selling security holders pursuant to this prospectus will be sold by the selling security holders for their respective accounts. We will not receive any of the proceeds from these sales.

Market for our Class A common stock	Our Class A common stock is currently listed on NYSE

NYSE ticker symbol	Class A common stock: “PACK”

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 3 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Risk Factors

An investment in any securities offered pursuant to this prospectus involves risk and uncertainties. You should consider carefully the risk factors described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q filed with the SEC and any subsequent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with the SEC after the date of this prospectus, as well as the other information contained or incorporated by reference in this prospectus, and any applicable prospectus supplement, before making an investment decision. Any of the risk factors could significantly and negatively affect our business, financial condition, results of operations, cash flows, and prospects and the trading price of our securities. You could lose all or part of your investment.

Use of Proceeds

We would receive up to an aggregate of $190 million from the issuance and sale of Class A common stock by us, less any underwriting discounts and commissions, if underwriters are used, and expenses.

We expect to use the net proceeds from the issuance and sale of Class A common stock by us for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the issuance and sale of Class A common stock.

All of the shares of Class A common stock offered by the selling security holders pursuant to this prospectus will be sold by the selling security holders for their respective accounts. We will not receive any of the proceeds from these sales.

Plan of Distribution

We are registering (A) the offer and sale from time to time by us of shares of our Class A common stock in one or more offerings of up to $190,000,000 in aggregate offering price, and (B) the resale from time to time by the selling security holders of up to 33,564,624 shares of Class A common stock.

We will receive proceeds from the issuance and sale of our Class A common stock by us. We will pay any underwriting discounts and commissions and expenses incurred by us in connection with the sale of securities by us.

We will not receive any of the proceeds from the sale of the securities by the selling security holders. The aggregate proceeds to the selling security holders will be the purchase price of the securities less any discounts and commissions borne by the selling security holders.

We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities to be offered and sold by us covered by this prospectus may be offered and sold from time to time. The securities beneficially owned by the selling security holders covered by this prospectus may be offered and sold from time to time by the selling security holders. The term “selling security holders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other transfer. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. We and each selling security holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. We, the selling security holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

We or, subject to the limitations set forth in any applicable registration rights agreement, the selling security holders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•	through trading plans entered into by a selling security holder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933 (the “Securities Act”), at negotiated prices,

•	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

There can be no assurance that we or the selling security holders will sell all or any of the securities offered by this prospectus. In addition, we and the selling security holders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. We and the selling security holders, as applicable, have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if we or they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling security holder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling security holder.

With respect to a particular offering of the securities by us or of securities held by the selling security holders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling security holders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from us.

In connection with distributions of the securities or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling security holders. The selling security holders may also sell the securities short and redeliver the securities to close out such short positions. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling security holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We and the selling security holders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Class A common stock is listed on NYSE under the symbol “PACK”.

We and the selling security holders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling security holders pay for solicitation of these contracts.

A selling security holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling security holder or borrowed from any selling security holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling security holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling security holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by us or the selling security holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the selling security holders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, we, the selling security holders and any underwriters, broker-dealers or agents who execute sales for the selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the selling security holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Description of Capital Stock

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our charter and bylaws in their entirety for a complete description of the rights and preferences of our securities, copies of which have been filed with the SEC. These documents are also incorporated by reference into the registration statement of which this prospectus forms a part.

Authorized and Outstanding Stock

Our charter authorizes the issuance of 426,000,000 shares of capital stock, consisting of (i) 200,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 25,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”), (iii) 200,000,000 shares of Class C common stock, par value $0.0001 per share (the “Class C common stock” and together with the Class A common stock and Class B common stock, the “common stock”) and (iv) 1,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting Power

Each holder of Class A common stock and Class B common stock, as such, shall be entitled to one vote for each share of Class A common stock and Class B common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Class A common stock and Class B common stock, as such, shall not be entitled to vote on any amendment to the charter (including any certificate of designations relating to any class or series of preferred stock) that relates solely to the terms of one or more outstanding classes or series of preferred stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to the charter (including any certificate of designations relating to any class or series of preferred stock) or pursuant to the Delaware General Corporation Law (the “DGCL”).

Notwithstanding any other provision in the charter, the holders of the outstanding shares of each class of common stock shall be entitled to vote separately upon any amendment to the charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of common stock in a manner that is disproportionately adverse as compared to the other classes of common stock.

Shares of Class C common stock have identical terms as shares of Class A common stock, except Class C common stock does not grant its holders any voting rights.

Class C Conversion

Each share of issued Class C common stock shall be converted to one share of Class A common stock, subject to any necessary adjustments for any share splits, capitalizations, consolidations or similar transactions occurring in respect of the Class A common stock or the Class C common stock (a “Class C Share Conversion”): (1) on the 65th calendar day (or such other period as the Company and the registered holder may otherwise agree) following receipt by the Company of notice in writing from the registered holder to convert such share of Class C common stock; or (2) automatically upon the transfer by the registered holder of such share of Class C common stock, whether or not for value, to a third party, except for transfer to a nominee or “affiliate” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such holder in a transfer that will not result in a change of “beneficial ownership” (as determined under Rule 13d-3 under the Exchange Act) or to a person that already holds shares of Class A common stock.

The Company shall at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class A common stock as may be required to effect conversions of the Class C common stock.

Liquidation, Dissolution and Winding-Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, the holders of common stock will be entitled to receive an equal amount per share of all of the Company’s assets of whatever kind available for distribution to stockholders, subject to the rights, if any, of the holders of any outstanding series of the preferred stock.

Preemptive or Other Rights

The Company’s stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Election of Directors

There is no cumulative voting with respect to the election of directors. The charter establishes a classified board of directors that is divided into three classes with staggered three-year terms, Class I, Class II and Class III. Only the directors in one class are subject to election by a plurality of votes cast at each annual meeting of the Company’s stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

Preferred Stock

The charter authorizes 1,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Although the Company does not currently intend to issue any shares of preferred stock, we cannot assure you that it will not do so in the future.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, our ability to declare dividends will also be limited by restrictive covenants pursuant to our credit agreement.

Certain Anti-Takeover Provisions of Delaware Law, Our Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	A stockholder who owns fifteen percent or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent of our assets.

However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our charter, bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our board of directors or taking other corporate actions, including effecting changes in our management. For instance, our charter does not provide for cumulative voting in the election of directors and provides for a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors. Our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and advance notice provisions in our bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned our restricted common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned our restricted shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Class A common stock then outstanding; or

●	the average weekly reported trading volume of Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Listing of Securities

Our Class A common stock is listed on the NYSE under the symbol “PACK”.

Selling Security holders

This prospectus relates to the possible resale by the selling security holders of up to 33,564,624 shares of Class A common stock.

The selling security holders may from time to time offer and sell any or all of the Class A common stock set forth below pursuant to this prospectus. When we refer to the “selling security holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the selling security holders’ interest in our securities after the date of this prospectus.

The table below sets forth, as of the date of this prospectus, the name of the selling security holders for which we are registering shares of Class A common stock for resale to the public, and the aggregate principal amount that the selling security holders may offer pursuant to this prospectus.

We cannot advise you as to whether the selling security holders will in fact sell any or all of such shares of Class A common stock. In addition, the selling security holders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law and transfer restrictions, as described herein.

Selling security holder information for each additional selling security holder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling security holder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling security holder and the number of shares registered on its behalf. A selling security holder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

Except where noted, we have based percentage ownership of our Class A common stock prior to this offering on 72,935,677 shares of Class A common stock issued and outstanding as of May 4, 2021.

	Class A Common Stock Beneficially Owned(1)		Class A Common Stock Registered	Class A Common Stock Beneficially Owned After Sale of All Class A Common Stock Offered By The Holder(1)
Name of Selling Security holder	Shares	Percentage	Hereby	Shares	Percentage
BSOF Entities(2)	5,088,200	7.0%	525,000	4,563,200	6.3%
JS Capital Management LLC(3)	29,976,911	41.1%	23,606,864	6,370,047	8.7%
Michael A. Jones(4)	128,421	*	60,000	68,421	*
Omar M. Asali(5)	5,307,473	7.3%	1,124,800	4,182,673	5.7%
One Madison Group, LLC(6)	2,577,480	3.5%	2,577,480	-	-
Robert C. King(7)	83,605	*	60,000	23,605	*
Salil Seshadri(8)	520,340	*	447,928	72,412	*
Soros Capital(9)	3,590,194	4.9%	3,590,194	-	-
Thomas F. Corley(10)	83,605	*	60,000	23,605	*
Vivoli Holdings, LLC(11)	1,433,679	2.0%	1,389,406	44,273	*
William Drew(12)	151,719	*	122,952	28,767	*

*	Less than one percent.

(1)	The shares of our Class A common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote, or direct the voting of, such security, or investment power, which includes the power to dispose of, or to direct the disposition of, such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. For purposes of this table, except where noted we have assumed that none of the beneficial owners has purchased shares of our Class A common stock or warrants in the open market.

Under the regulations of the SEC, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Except where noted, this table does not reflect the beneficial ownership of shares of Class A common stock into which shares of Class C common stock may convert because such Class C common stock is not convertible into Class A common stock within 60 days and therefore such shares of Class A common stock are not deemed to be beneficially owned by the holders thereof. As of May 7, 2021, there were 2,921,099 shares of Class C common stock outstanding.

(2)	According to a Schedule 13G filed with the SEC on February 10, 2021, BSOF Master Fund L.P. (“BSOF I”) directly holds 4,732,026 shares of Class A Common Stock and BSOF Master Fund II L.P. (“BSOF II” and together with BSOF I, the “BSOF Entities”) directly holds 356,174 shares of Class A Common Stock. Blackstone Strategic Opportunity Associates L.L.C. (“BSOA”) is the general partner of each of the BSOF Entities. Blackstone Holdings II L.P. (“Holdings II”) is the sole member of BSOA. Blackstone Alternative Solutions L.L.C. (“BAS”) is the investment manager of each of the BSOF Entities. Blackstone Holdings I L.P. (“Holdings I”) is the sole member of BAS. Blackstone Holdings I/II GP Inc. (“Holdings GP”) is the general partner of each of Holdings I and Holdings II. The Blackstone Group L.P. (“Blackstone”) is the controlling shareholder of Holdings GP. Blackstone Group Management L.L.C. (“Blackstone Management”) is the general partner of Blackstone. Blackstone Management is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman.

(3)	According to a Schedule 13G filed with the SEC on February 3, 2021, the shares are held for the account of JS Capital LLC, a Delaware limited liability company. JS Capital Management LLC is the sole managing member of JS Capital LLC. Jonathan Soros is the sole managing member of JS Capital Management LLC and has sole voting and investment power with respect to the shares held by JS Capital LLC. JS Capital LLC’s business address is 888 Seventh Avenue, Floor 40, New York, NY 10106.

(4)	Mr. Michael F. Jones has served on our board of directors since July 2017.

(5)	Includes (i) 1,296,314 shares held directly by Mr. Asali, (ii) 1,433,679 shares held by Vivoli Holdings, LLC, a Delaware limited liability company beneficially owned by Mr. Asali, and (iii) 2,577,480 shares held by One Madison Group LLC, our Sponsor. Mr. Asali is the Executive Chairman of the Company and the managing member of our Sponsor and has sole voting and dispositive power over the founder shares held by our Sponsor. Mr. Asali disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(6)	One Madison Group LLC, a Delaware limited liability company, is our Sponsor. Mr. Asali is the managing member of our Sponsor and has sole voting and dispositive power over the founder shares held by our Sponsor. The principal executive offices of the Company are located at 3 East 28th Street, 8th Floor, New York, New York 10016.

(7)	Mr. Robert C. King has served on our board of directors since July 2017.

(8)	Mr. Salil Seshadri has served on our board of directors since June 2019. Mr. Seshadri currently serves as Chief Investment Officer at JS Capital Management, LLC, the sole managing member of JS Capital LLC, one of our shareholders. Mr. Seshadri disclaims beneficial ownership of the shares held by JS Capital LLC except to the extent of his pecuniary interest therein.

(9)	Soros Capital’s principal business address is c/o Soros Capital Management LLC, 250 West 55th Street, New York, NY 10019.

(10)	Mr. Thomas F. Corley has served on our board of directors since July 2017.

(11)	Vivoli Holdings, LLC is beneficially owned by Mr. Asali. Vivoli Holdings, LLC’s principal business address is 3 East 28th Street, Floor 8, New York, New York 10016.

(12)	Mr. William Drew has been the Company’s Chief Financial Officer since August 2020 and previously served as the head of Business Development at the Company since June 2019 to August 2020. Mr. Drew also served as the Company’s Secretary from September 2017 to September 2018 and was a Managing Director of our Sponsor from July 2017 to June 2019.

Selling security holder information for each additional selling security holder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling security holder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling security holder and the number of shares of Class A common stock registered on its behalf. A selling security holder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Unless otherwise indicated, the address of each beneficial owner listed in the tables above is c/o Ranpak Holdings Corp., 7990 Auburn Road, Concord Township, OH 44077.

Material Relationships with Selling Security holders

The description of our relationships with the selling security holders and their affiliates set forth in “Certain Relationships and Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A filed on April 13, 2021 is incorporated by reference herein.

Legal Matters

Davis Polk & Wardwell LLP have passed upon the validity of the securities of the Company offered by this prospectus.

Experts

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public from the SEC’s website at www.sec.gov.

Our website address is www.ranpak.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; our proxy statements for our annual and special shareholder meetings; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Documents Incorporated by Reference

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 4, 2021 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2021 incorporated by reference therein);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021;

●	our Current Report on Form 8-K filed with the SEC on April 8, 2021; and

●	the description of our securities contained in our Registration Statement on Form 8-A (File No. 001-38348), filed with the SEC on January 17, 2018, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of these documents, at no cost to you, from our website (www.ranpak.com), or by writing or telephoning us at the following address:

Ranpak Holdings Corp.
7990 Auburn Road
Concord Township, OH 44077
Attn: General Counsel
(440) 354-4445

Exhibits to these documents will not be sent, however, unless those exhibits have been specifically incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the offering of the securities being registered, all of which will be paid by Ranpak Holdings Corp. (the “Registrant”) (except any underwriting discounts and commissions and expenses incurred by the selling security holders in disposing of the securities). All amounts are estimates except the Securities and Exchange Commission (the “SEC”) registration fee.

Amount to Be Paid
Registration fee	$86,544
Printing expenses	10,000
Legal fees and expenses (including Blue Sky fees)	130,000
Accounting fees and expenses	15,000
Transfer agent and registrar fees and expenses	20,000
Miscellaneous	10,000
Total	$271,544

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL. The Registrant has entered or intends to enter into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s certificate of incorporation and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.

Item 16. Exhibits

The following exhibits are included or incorporated by reference in this registration statement on Form S-3:

Exhibit No.	Description
4.1	Specimen Common Stock Certificate (incorporated by reference to exhibit 4.2 to the Company’s Registration Statement on Form S-3, as amended (File No. 333-232105), filed with the SEC on July 26, 2019)
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord Township, State of Ohio, on May 13, 2021.

Ranpak Holdings Corp.

By:	/s/ Omar M. Asali
	Name:	Omar M. Asali
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Omar M. Asali, William Drew and David Murgio and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Omar M. Asali	Omar M. Asali	May 13, 2021
Omar M. Asali	Chairman and Chief Executive Officer
(principal executive officer)

/s/ William Drew	William Drew	May 13, 2021
William Drew	Chief Financial Officer
(principal financial and accounting officer)

/s/ Thomas F. Corley	Thomas F. Corley	May 13, 2021
Thomas F. Corley	Director

/s/ Michael Gliedman	Michael Gliedman	May 13, 2021
Michael Gliedman	Director

/s/ Michael A. Jones	Michael A. Jones	May 13, 2021
Michael A. Jones	Director

/s/ Robert C. King	Robert C. King	May 13, 2021
Robert C. King	Director

/s/ Steve Kovach	Steve Kovach	May 13, 2021
Steve Kovach	Director

/s/ Salil Seshadri	Salil Seshadri	May 13, 2021
Salil Seshadri	Director

/s/ Alicia Tranen	Alicia Tranen	May 13, 2021
Alicia Tranen	Director

/s/ Kurt Zumwalt	Kurt Zumwalt	May 13, 2021
Kurt Zumwalt	Director

/s/ Pamela El	Pamela El	May 13, 2021
Pamela El	Director

II-4